090401

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100289133-39
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 04/29/2010 10:30 AM
	Entity Number C10367-2004

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

CHINA PREMIUM LIFESTYLE ENTERPRISE, INC.

2. Description of the original document for which correction is being made:

CERTIFICATE OF DESIGNATION - ARTICLES OF INCORPORATION

3. Filing date of the original document for which correction is being made: 08/16/06

4. Description of the inaccuracy or defect.

THE CORPORATION HAS NEVER BEEN AUTHORIZED TO ISSUE ANY SHARES OF ANY CLASS OR SERIES OF PREFERRED STOCK. AS A RESULT, THE CERTIFICATE OF DESIGNATION SHOULD NOT HAVE BEEN FILED AND THE STATED TOTAL NUMBER OF SHARES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS INACCURATE.

5. Correction of the inaccuracy or defect.

ARTICLE NO. 3

THE CERTIFICATE OF DESIGNATION SHOULD NOT HAVE BEEN FILED AND THE TOTAL NUMBER OF SHARES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS ONE HUNDRED MILLION (100,000,000) SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE.

6. Signature:

X ______________________ Chief Financial Officer and Secretary   April 29, 2010

Authorized Signature   **Title ***   **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.